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                                                                    EXHIBIT 99.3

                       INSTRUCTIONS TO REGISTERED HOLDER
                AND/OR BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                             FROM BENEFICIAL OWNER

                                       OF

                                 ALPHARMA INC.

                          8 5/8% SENIOR NOTES DUE 2011

     To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
          , 2003 (the "Prospectus") of Alpharma Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus and/or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 8 5/8% Senior Notes due 2011 (the "Existing Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $          of the 8 5/8% Senior Notes due 2011

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] TO TENDER the following Existing Notes hold by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF EXISTING NOTES TO BE TENDERED, IF ANY):

         $
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     [ ] NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is in the state of                (FILL IN
STATE), (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 (the "Act") in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer," and
(v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Existing Notes.
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Name of beneficial owner(s):
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Signatures:
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Name (please print):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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